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                                                                    EXHIBIT 23.1

                          MOST HOROWITZ & COMPANY, LLP
                          Certified Public Accountants
                          1133 Avenue of the Americas
                               New York, NY 10036
                               Tel (212) 764-4910
                               Fax (212) 575-2017

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent the use in this Registration Statement on Form SB-2 of our report dated June 4, 1996, relating to the financial statements of Apollo International of Delaware, Inc. and the reference to our Firm under the caption "Experts" in the prospectus.

                                          /s/_Most Horowitz & Company, LLP

                                          Most Horowitz & Company, LLP

New York, New York
December 17, 1996